SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2004

RC2 CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22635	36-4088307

(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street, Suite 320 Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)

630-573-7200

(Registrant's telephone number, including area code)

Item 5. Other Events

RC2 Corporation, a Delaware corporation (the "Company"), filed a shelf registration statement on Form S-3 (File No. 333-116647) (the "Registration Statement"), including a prospectus, with the Securities and Exchange Commission (the "Commission") on June 18, 2004, as amended on July 7, 2004 and declared effective by the Commission on July 7, 2004, for the registration of an aggregate of $150,000,000 of the Company's common stock, par value $0.01 per share (the "Common Stock"), including up to 220,000 shares of Common Stock which may be sold by certain selling stockholders. The Company filed a preliminary prospectus supplement dated July 12, 2004, and the accompanying prospectus, with the Commission covering the offering (the "Offering") of 2,875,000 shares of Common Stock registered under the Registration Statement (including up to 155,000 shares which may be sold by the Company and up to 220,000 shares which may be sold by certain selling stockholders pursuant to the underwriters' over-allotment option).

On July 28, 2004, the Company priced the Offering at a price of $31.00 per share to the public and entered into an underwriting agreement with the selling stockholders and the representatives of the several underwriters. The Company is filing this Current Report on Form 8-K in order to cause the underwriting agreement included as an exhibit hereto to be incorporated into the Registration Statement by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

    1.1 — Underwriting Agreement, dated as of July 28, 2004, among
RC2 Corporation, certain selling stockholders identified therein and Robert W. Baird & Co. Incorporated, Harris Nesbitt Corp., A.G. Edwards & Sons, Inc. and Piper Jaffray & Co., as representatives of the several underwriters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date: July 29, 2004
BY  /s/ Jody L. Taylor
    Jody L. Taylor, Chief Financial Officer

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